Exhibit 3.30

AMENDED AND RESTATED BYLAWS

OF

CERTEGY PAYMENT RECOVERY SERVICES, INC.

(a Georgia corporation)

July 10, 2006

I

OFFICES

1.	Administrative Office: The Administrative Office of the Corporation shall be in the City of Jacksonville, County of Duval, in the State of Florida.

2.	Principal Office: The Principal Office shall be in the City of St. Petersburg, County of Pinellas, in the State of Florida.

3.	Other Offices: The Corporation may also have offices at such other places within or without the State of Georgia as the Board of Directors may from time to time permit.

II

SHAREHOLDERS

A.	Annual Meeting: The Annual Meeting of the Shareholders of this Company shall be held during the first six months after the end of each fiscal year of the Corporation at such time and place, within or without the State of Delaware, as shall be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be brought before the meeting.

It shall be the duty of the Secretary to cause notice of each Annual Meeting to be mailed to each Shareholder having voting power at least ten days before the date of said meeting. Any failure to mail such notice or any irregularity in such notice shall not affect the validity of any Annual Meeting or any proceedings had at any such meeting.

B.	Special Meetings: Special meetings of the Shareholders may be held at such place as may be named in the call therefore. Such special meetings may be called by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, and the Board of Directors by vote at a meeting or a majority of the Directors in writing without a meeting. Notice of such special meetings shall indicate briefly the object or objects thereof shall be signed by the Secretary, and by him or by his authority mailed or delivered to each Shareholder entitled to vote at such meetings. Such notice, if mailed, shall be mailed to the Shareholder at least ten days before the date of said meeting. Nevertheless, if all of the Shareholders shall waive notice of the special meeting, no notice of such meeting shall be required.

C.	Any action that may be taken at a meeting of the Shareholders may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

D.	At any meeting of the Shareholders, the holders of one-half of all shares of the capital stock of the Company entitled to vote at said meeting, present in person or represented by proxy, shall constitute a quorum of Shareholders for all purposes. If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these Bylaws for an Annual Meeting or fixed by notice as provided for a special meeting, a majority in interest of Shareholders present in person or by proxy may adjourn from time to time, without notice other than by announcement at the meeting, until the holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

E.	The Chairman of the Board, or in his absence, the Vice Chairman, or in his absence, the President or one of the Vice Presidents, shall call the meeting of the Shareholders to order and shall act as Chairman of such meeting. The Secretary of the Company shall act as secretary of the meeting of the Shareholders. In the absence of the Secretary at any meeting of the Shareholders, the presiding officer may appoint any person to act as secretary of the meeting.

F.	At each meeting of the Shareholders, every Shareholder entitled to vote at said meeting shall be entitled to vote in person or by proxy, which proxy shall be evidenced by a writing subscribed by such Shareholder or by his duly authorized attorney. Each Shareholder shall have one vote for each share of stock of this Company then entitled to vote at such meeting which was registered in his name at the time of the closing of the transfer books for said meeting, if said books were closed, and, if not closed, standing in his name at the time of said meeting.

G.	The Board of Directors is hereby authorized to fix a record date, not exceeding seventy days and not less than ten days preceding the date of any meeting of the Shareholders, for determining Shareholders entitled to notice of and to vote at such meeting or adjournment thereof. In any case in which the Board of Directors does not provide for setting such record date, the fiftieth day preceding the date of the meeting of the Shareholders shall be the record date for the determination of the Shareholders entitled to notice of and to vote at such meeting.

III

BOARD OF DIRECTORS

A.	The business and the property of the Company shall be managed and controlled by the Board of Directors. The Directors shall consist of not less than one nor more than twelve and shall be elected annually to serve for a period of one year.

The number of Directors may be altered from time to time by the Board of Directors. Each Director shall serve for the term for which he shall have been elected and until his successor shall have been duly chosen, unless his term be sooner ended as herein permitted.

B.	In the event of a vacancy in the Board of Directors because of death, resignation, disqualification, removal, increase in the number of Directors, or any other cause, the remaining Directors, by an affirmative vote of a majority thereof, may elect a Director to fill such vacancy for the unexpired portion of the term, and the Director so elected shall hold office until the next annual election thereafter or until his successor shall have been duly elected and qualified.

C.	The Directors may have an office and keep the books of the company in such place or places in the State of Delaware or out of the State of Delaware as the Board from time to time may determine.

D.	Regular meetings of the Board of Directors shall be held on a day and at a time and place as designated by the Board of Directors.

The Secretary shall give notice of each regular meeting by mailing or delivering the same at least five days before the meeting, or by telegraphing the same at least two days before the meeting, to each Director, but such notice may be waived by any Director. The attendance by any Director upon any meeting shall be a waiver of notice of the time and place of holding the said meeting.

E.	Special meetings of the Board of Directors shall be held whenever called by the direction of the Chairman of the Board, if there be one, the Vice Chairman of the Board, if there be one, or the President, or by one-third of the duly elected and qualified Directors.

The Secretary shall give the same type notice for special meetings as is required for regular meetings. Unless otherwise indicated in the notice thereof, any and all business of the Company may be transacted at any special meeting of the Board of Directors.

F.	A majority of the Board of Directors, duly elected and qualified, shall constitute a quorum for the transaction of business; but if at any meeting of the Board there be less than a quorum present, the majority of those present may adjourn from time to time.

G.	Any action that may be taken at a meeting of the Board of Directors may be taken without such meeting if a written consent is approved in the form of minutes of a meeting, setting forth the action so taken, and signed by all of the Directors.

IV

COMPENSATION OF DIRECTORS

Each Director of the Company shall be paid such fees as the Board may determine.

V

ELECTION OF OFFICERS AND COMMITTEES

A.	At the first regular meeting of the Board of Directors after the Annual Meeting of the Shareholders in each year, or, if not done at that time, then at any subsequent meeting, the Board of Directors shall proceed to the election of executive officers of the Company and such other committees as the Board of Directors may determine to be desirable, as hereinafter provided for.

B.	The Board of Directors is authorized and empowered to appoint from its own body or from the Officers of the Company, or both, such committees as it may think best, and may confer upon such committees such part of its powers as it may deem proper.

VI

OFFICERS

A.	The Officers of the Company, unless otherwise provided by the Board from time to time, shall consist of the following: a President, a Treasurer, and a Secretary, who shall be elected by the Board of Directors. The Board of Directors may from time to time elect a Chairman of the Board, a Vice Chairman of the Board, and one or more Vice Presidents (one or more of whom may be designated Executive Vice President, one or more of whom may be designated Group Vice President, and one or more of whom may be designated Senior Vice President), and one or more Assistant Secretaries and Assistant Treasurers. All elected Officers shall hold their respective offices at the pleasure of and subject to the will of the Board of Directors. The Board or any Officer to whom the Board may delegate such authority, may also elect, choose, or employ such other Officers, agents, or employees as may be appropriate, and may prescribe their respective duties. Any two or more of said offices may be filled by the same person, except the President and the Secretary shall not be the same person.

B.	Chairman of the Board: The Chairman of the Board of Directors shall direct the business and policies of the Company and serve as Chief Executive Officer of the Company if so designated by the Board of Directors. It shall be the duty of the Chairman of the Board to preside at meetings of the Shareholders and at meetings of the Directors.

He shall also act as ex officio member of ail standing committees, and he shall direct the formation of the policies that govern the operations of the Company in its personnel and public relations, its expansion, and its relations with competitors and trade associations, subject to the approval and direction of the Board of Directors.

C.	Vice Chairman of the Board: If the Chairman of the Board is not designated Chief Executive Officer by the Board of Directors, the Vice Chairman shall serve as Chief Executive Officer. It shall be the duty of the Vice Chairman of the Board, in the absence of the Chairman of the Board, to preside at meetings of the Shareholders and at meetings of the Directors. He shall do and perform all acts incident to the office of Vice Chairman subject to the approval and direction of the Board of Directors.

D.	President: The President shall be the Chief Operating Officer of the Company and shall have general change of and supervision over all the business of the Company and over all its employees, and the management, generally, of the business and affairs of the Company, subject to the approval and direction of the Board of Directors; and he shall do and perform all acts incident to the officer of the President of the Company or as he may be directed by its Board of Directors. He shall have authority to appoint and discharge all employees or agents of the Company, subject to the approval of the Board of Directors. It shall be the duty of the President, in the event there is no Chairman or Vice Chairman of the Board of Directors or in the absence of such Chairman or Vice Chairman, to preside at the meetings of the Shareholders. In the event there is no Chairman of the Board of Directors, he shall also act as an ex officio member of all standing committees and shall have all of the rights, powers and authority given hereunder to the Chairman of the Board. Regardless of whether there is a Chairman of the Board of Directors, the President shall have authority in behalf of the Corporation to execute, approve, or accept agreements for service, bids, or other contracts, and shall sign such other instruments as he is authorized or directed to sign by the Board of Directors.

In case of the death, absence, or inability to act of the President, his power shall be exercised and his duties discharged by the Executive Vice President, or if there is no Executive Vice President, by the Vice President who is the senior by years of service in that office.

E.	Executive Vice President: He shall have authority, in behalf of the Corporation, to execute, approve, or accept agreements for service, bids, or other contracts, and shall sign such other instruments as he is authorized or directed to sign by the Board of Directors or its Committee or by the President He shall do and perform all acts incident to the office of the Executive Vice President of the Company or as may be directed by its Board of Directors or its Committee or the President.

In case of the death, absence, or inability to act of the Executive Vice President, his powers shall be exercised and his duties discharged by such Officer of the Company who is delegated to perform such duties by resolution of the Board of Directors.

F.	Vice Presidents: There shall be one or more Vice Presidents of this Company, as the Board of Directors may from time to time elect. Each Vice President shall have such power and perform such duties as may be assigned him by the Board of Directors.

G.	Treasurer: It shall be the duty of the Treasurer to have the care and custody of all funds of the Company, and to deposit the same in such bank or banks as shall be indicated by the Board of Directors and he shall pay out and dispose of the same as directed by the President or the Board of Directors. He shall have general charge of all accounting and financial records belonging to the Company, and shall perform such other duties as are incident to the office of the Treasurer or as may be required by the President or the Board of Directors. He shall at all reasonable times exhibit such records to anyone when ordered to do so by the Board of Directors, but shall not be obliged to exhibit the same to any Shareholder unless ordered to do so by the Board of Directors.

H.	Secretary: The Secretary shall keep the minutes of the Shareholders and Directors Meetings, and of all Committees of these bodies, should such committees require it. He shall attend to the giving and servicing of all notices by the Company, shall countersign all certificates of stock, and shall affix the Seal of the Company to all certificates of stock when signed by the President or one of the Vice Presidents, and to such other instruments as he may be directed by the President or Vice Presidents or the Board of Directors. Subject to the possession, rights, and duties of the Transfer Agent and/or Registrar of this Company, if there be one, he shall have charge of the certificate book, transfer book, and stock ledger, and such other brooks, papers, and accounts as may be required by the President or the Board of Directors, all of which books shall be open at all times to the examination of any Director, but not to any Shareholder who is not a Director except when ordered by the Board of Directors. He shall perform such other duties of whatever kind pertaining to the business of the Company as may be required by the President or the Board of Directors.

I.	Junior Officers and Agents: In all cases where the duties of the junior officers and agents of the Company are not especially prescribed by the Bylaws or by resolution of the Board of Directors, such officers and agents shall obey the orders and instructions of the President or the Senior Officer having immediate jurisdiction over them. The President or the Officer acting as President, may suspend or remove any officer, clerk or other employee of the Company, and shall report the same to the Chairman of the Board of Directors, if there be one, or, if not, to the next meeting of the Board of Directors, and such Chairman or Board of Directors may either confirm or revoke or modify the order of the President or Officer acting as such.

J.	Bonds of Officers, Employees, and Agents: The officers, employees, and agents of the Company shall be covered by adequate fidelity bonds for the faithful discharge of their duties. Such bonds shall be subject to approval by the President.

K.	Unless otherwise ordered by the Board of Directors, the Chairman of the Board or the President of this Company shall have full power and authority in behalf of this Company to attend and to act and to vote at any meetings of Shareholders of any corporation in which the Company may hold stock, and at such meetings may possess and shall exercise any and all rights and powers incident to the ownership of such stock which such owner thereof might have possessed and exercised if present. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

VII

INDEMNIFICATION OF OFFICERS, DIRECTORS,

EMPLOYEES, AND AGENTS;

A.

This Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

B.	The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

C.	To the extent that a person indemnified under this By-Law has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs A and B of this Section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

D.	The indemnification under paragraphs A and B of this Section (unless ordered by a court) shall be effective upon the Company only when authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs A and B. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the affirmative vote of a majority of the shares entitled to vote thereon.

E.	Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to indemnified by the Company as authorized in this Section.

F.	The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law or resolution approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such By-Law or resolution would be placed before the Shareholders, both as to action by a director, officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

G.	The Company and its Officers shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Section.

H.	If, under this Section, any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the Shareholders, the Company shall, not later than the next Annual Meeting of Shareholders unless such meeting is held within three months from the date of such payment, send by first class mail to its Shareholders of record at the time entitled to vote for the election of Directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

VIII

CAPITAL STOCK

A.	Certificate of Shares: The certificate of shares of the capital stock of the Company shall be in such form not inconsistent with the Charter of the Company as shall be approved by the Board of Directors. Certificates for stock of the Company may be signed by the President or a Vice President and also by the Secretary and the corporate seal thereunto affixed or may be signed with the facsimile signatures of the President or a Vice President and of the Secretary, with a facsimile of the seal of the Corporation.

All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Company’s books. All certificates surrendered to the Company shall be cancelled and no new certificates shall be issued until the former certificate for the same number of shares of the same class shall have been surrendered and cancelled.

B.	Transfer of Shares: The shares in the capital stock of the Company shall be transferred only on the books of the Company by the holder thereof, in person or by his attorney, upon surrender and cancellation of certificates for a like number of shares. Transfer of shares shall be in accordance with such reasonable rules and regulations as may be made from time to time by the Board of Directors.

IX

REGULATIONS

The Board of Directors shall have power and authority to make all such rules and regulations as, respectively, they may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Company.

X

DIVIDENDS

The Board of Directors may from time to time declare dividends from the retained earnings of the Company.

XI

CORPORATE SEAL

The Board of Directors shall provide a suitable Seal, containing the name of the Company, which Seal shall be in charge of the Secretary.

XII

AMENDMENTS

The Board of Directors shall have power to make, amend, and repeal these Bylaws by a vote of two-thirds of all elected Directors at any regular meeting or special meeting of the Board. At any regular or special meeting, the Shareholders, by a majority vote of the shares outstanding, may amend, alter or repeal these Bylaws, and may adopt new Bylaws in whole or in part.